EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the "Agreement") is made and entered into as of the 22nd day of April, 2013, between Prime Estates & Developments, Inc., a Nevada corporation ("Buyer") and Greenbase Ltd, organized under the laws of Cyprus ("Company") and Dimitrios Goulielmos and Evangelia Theocharidou (individually a “Seller” and jointly “Sellers”).

RECITALS

The Buyer desires to acquire all issued and outstanding shares of common stock of Company from the Sellers, and the Sellers wish to have all issued and outstanding shares of common stock of Company acquired by the Buyer solely for the purpose of having a wholly-owned subsidiary with operations in Cyprus, on the terms and conditions set forth in this Agreement by way of an exchange of shares (the “Exchange”).

The board of directors of the Buyer, the board of directors of the Company, and the Sellers have determined that it is in the best interest of the parties for the Buyer to acquire all issued and outstanding shares of common stock of the Company pursuant to a share exchange transaction.

NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein (the receipt and sufficiency of which are acknowledged by each party), and in reliance upon the representations and warranties contained in this Agreement, the parties hereto agree as follows:

I.  RECITALS; TRUE AND CORRECT; PURPOSE OF TRANSACTION

The above stated recitals are true and correct and are incorporated into this Agreement.

The purpose of the transaction contemplated under this Agreement for the Buyer to have a wholly-owned subsidiary with operations in Cyprus, i.e, the Company.

II.  PURCHASE AND SALE

2.1  Share Exchange. Subject to all the terms and  conditions of this Agreement, at the Closing,  the Sellers agree to  receive from the Buyer, and Buyer agrees to issue to the Sellers, the sole shareholders  of  the  Company, an aggregate of 100,000,000 Shares of Common Stock of the Buyer (“Buyer Shares”) (the “Share Consideration”) in exchange for the transfer of 2,000 shares aggregate of the Common Stock of the Company (“Company Shares”), owned as set forth on the signature page to this Agreement, which shares constitute all the issued and outstanding shares or rights to acquire issued and outstanding shares of Company, to the Buyer.   Each Company Share that is issued and outstanding immediately before the Closing shall entitle the holder thereof to receive 50,000 Buyer’s Shares.

2.2  Closing. The parties shall hold the Closing as soon as practical after the execution of this Agreement, or such other time as the parties shall agree (the “Closing” or "Closing Date"), at 11:00 A.M., local time, at the offices of Buyer, or at such other time and place as the parties may agree upon.

2.3  Schedules. If a Schedule referred to in Article IV or V is not attached to this Agreement, the Company, the Sellers, or Buyer, respectively, is representing that there is no information required to be disclosed on such Schedule.

III.  CONDUCT OF BUSINESS PENDING CLOSING

Company, Sellers, and Buyer covenant that between the date hereof and the date of the Closing:

3.1 Access to Company.  Company shall (a) give to Buyer and to Buyer's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing Date, to all of the books, contracts, commitments and other records of Company and shall furnish Buyer during such period with all information concerning Company that Buyer may reasonably request; and (b) afford to Buyer and to Buyer's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of Company, in order to conduct inspections at Buyer's expense to determine that Company is operating in compliance with all applicable federal, state, local and foreign (including all laws, rules and regulations of Cyprus and any governmental subdivision thereof)  statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of Company are substantially in the condition and of the capacities represented and warranted in this Agreement; provided, however, that in every instance described in (a) and (b), Buyer shall make arrangements with Company reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of Company. Any such investigation or inspection by Buyer shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of Company contained herein.

3.2  Conduct of Business.  During the period from the date hereof to the Closing Date, Company shall and shall use reasonable efforts, to the extent such efforts are within Company's control, to cause its business to be operated in the usual and ordinary course of business and in material compliance with the terms of this Agreement.

3.3  Exclusivity to Buyer.  Until either the exchange agreement is terminated or the exchange closed, Company and Sellers agree not to solicit any other inquiries, proposals or offers to purchase or otherwise acquire, in an exchange transaction or another type of transaction, the business of Company or the shares of capital stock of Company. Any person inquiring as to the availability of the business or shares of capital stock of Company or making an offer therefor shall be told that Company is bound by the provisions of this Agreement. Company as well as its officers, directors, representatives or agents further agree to advise Buyer promptly of any such inquiry or offer.

3.4  Access to Buyer.  Buyer shall (a) give to Sellers and to Company's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing Date, to all of the books, contracts, commitments and other records of Buyer and shall furnish Company during such period with all information concerning Buyer that Company may reasonably request; and (b) afford to Sellers and to Company's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of Buyer in order to conduct inspections at Company's expense to determine that Buyer is operating in compliance with all applicable federal, state, local and foreign (including all laws, rules and regulations of USA and any governmental subdivision thereof)  statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of Buyer are substantially in the condition and of the capacities represented and warranted in this Agreement; provided, however, that in every instance described in (a) and (b), Company shall make arrangements with Buyer reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of Buyer. Any such investigation or inspection by Company shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of Buyer contained herein.

3.5 Conduct of Business. During the period from the date hereof to the Closing Date, the business of Buyer shall be operated by Buyer in the usual and ordinary course of such business and in material compliance with the terms of this Agreement.

3.6 Approval. As promptly as reasonably practicable following the date of this Agreement, Company shall take all action reasonably necessary in accordance with the laws of Cyprus and its Organizational Documents to secure the required approval and adoption of this Agreement, including all requisite Seller approval.

3.7 Exclusivity to Seller. Until either the exchange agreement is terminated or the exchange closed, Buyer agrees not to solicit any other inquiries, proposals or offers to purchase or otherwise acquire, in a exchange transaction or another type of transaction, the business of Buyer or the shares of capital stock of Buyer. Any person inquiring as to the availability of the business or shares of capital stock of Buyer or making an offer therefor shall be told that Buyer is bound by the provisions of this Agreement. Buyer as well as its officers, directors, representatives or agents further agree to advise Company promptly of any such inquiry or offer.

3.8 Mutual Cooperation. The initial press release relating to this Agreement shall be as determined by Buyer.  Thereafter, each of the Company and the Buyer agree to provide 24 hour pre-notification to the other party of any news releases or regulatory filings which the party proposes to issue or file and shall agree to consider any reasonable recommendation or suggestion of the other party with respect thereto. Buyer shall be permitted to make announcements of Company’s newsworthy activities. Each party shall also provide the other party with notice a reasonable time in advance of, and shall permit a representative of the other party to review or participate in, any communications, meetings, or correspondence relating to investor relations matters, including matters relating to public offering activities which are expected to take place following Closing.

IV.  REPRESENTATIONS AND WARRANTIES OF COMPANY

Company and each Seller of Company, specifically Dimitrios Goulielmos and Evangelia Theocharidou individually, and the Company and the Sellers jointly and severally, represents and warrants to Buyer as follows, with the knowledge and understanding that Buyer is relying materially upon such representations and warranties:

4.1 Organization and Standing.  Company is a Company duly organized, validly existing and in good standing under the laws of Cyprus. Company has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign (including all laws, rules and regulations of Cyprus and any governmental subdivision thereof)  corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of Company, and all states in which Company is qualified to do business as of the date hereof, are listed in the information in Schedule 4.1. The copies of the Organizational Documents of Company, as amended to date, delivered to Buyer, are true and complete copies of these documents as now in effect. Except as otherwise set forth in the information Schedule 4.1, Company does not own any interest in any other corporation, business trust or similar entity. The minute book of Company contains accurate records of all meetings of its respective Board of Directors and Sellers since its incorporation.

4.2 Capitalization. The issued and outstanding capital stock of Company is 2,000 shares. All of such shares of capital stock are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which Company is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of Company, except as set forth in Schedule 4.2. There are no outstanding securities convertible or exchangeable, actually or contingently, into shares of common stock or any other securities of Company. Company has no subsidiaries except as set forth in Schedule 4.2.

4.3 Authority; No Conflict.  Company’s Board of Directors has approved and adopted this Agreement and the Exchange. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Company and Sellers in accordance therewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligation of Company and Sellers, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.  To its knowledge, the making and performance of this Agreement (including, without limitation, the delivery of the Seller Shares) by Seller will not (i) conflict with the Articles of Incorporation or the Bylaws of Company; (ii) violate any order, writ, injunction, or decree applicable to Company or Sellers; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Company or Sellers under, or create any rights of termination, cancellation or acceleration in any person under, any agreement, arrangement or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which Company or Sellers is or are a party or by which Company or Sellers or any of its or their assets may be bound.

4.4 Properties. Except as set forth on the information in Schedule 4.4 concerning Company, Company has good title to all of the Assets which it purports to own as reflected on the balance sheet included in the Financial Statements (as hereinafter defined), or thereafter acquired. Company has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against Company, as the case may be, and, to the knowledge of Company, the other parties thereto in accordance with its terms. Neither Company nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the Assets of Company is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Company, any such condemnation, expropriation or taking been proposed. None of the assets of Company is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

4.5 Contracts Listed; No Default. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of Company (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of Company and except governmental licenses, permits, authorizations, approvals and other matters referred to in Section 4.17) are listed and described in the information in Schedule 4.5 concerning Company. Company is the holder of, or party to, all of the Company Contracts. To the knowledge of Company, the Company Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Neither Company nor any signatory thereto is in default or breach of any material provision of the Company Contracts. Company's operation of its business has been, is, and will, between the date hereof and the Closing Date, continue to be, consistent with the material terms and conditions of the Company Contracts.

4.6 Litigation. Except as disclosed in the information in Schedule 4.6 concerning Company, there is no claim, action, proceeding or investigation pending or, to the knowledge of Company, threatened against or affecting Company before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of Company, could have any materially adverse effect on Company. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Company.

4.7 Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign (including all laws, rules and regulations of Cyprus and any governmental subdivision thereof)  income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes or to any benefit plans.

Company has duly filed all Returns required by any law or regulation, domestic or foreign, including Cyprus, to be filed by it, except for extensions duly obtained. All such Returns were, when filed, and to the knowledge of Company are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. Company has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

Company is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Company that has not been paid. There are no Tax liens upon the assets (other than the lien of property taxes not yet due and payable) of Company. There is no valid basis, to the knowledge of Company, except as set forth in Schedule 4.7, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Company by any governmental authority.

4.8 Compliance with Laws and Regulations.  To its knowledge, Company is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of Company is currently conducted or to which Company is currently subject which has a material impact on Company, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust and fair trade practice laws and the Federal Occupational Health and Safety Act and all similar Cypriot laws, rules and regulations. Company knows of no assertion by any party that Company is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by Company. To the knowledge of Company, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Company.

4.9 Compliance with Laws.  (a) To its knowledge, the business, operations, property and assets of Company (and, to the knowledge of Company, the business of any sub-tenant or licensee which is occupying or has occupied any space on any premises of Company and the activities of which could result in any material adverse liability to Company) (i) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations, including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (including the 1986 Amendments thereto and the Superfund Amendments and Reauthorization Act) ("CERCLA"), and the Resource Conservation and Recovery Act ("RCRA"), as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters whether US or Cypriot; and (ii) have been conducted and operated in a manner such that, to Company's knowledge, Company has foreseeable potential liabilities for environmental clean-up under CERCLA, RCRA or under any other law, rule, regulation or common or civil law doctrine or similar laws, rules and regulations in Cyprus.

(b) To its knowledge, no predecessor-in-title to any real property now or previously owned or operated by Company, nor any predecessor operator thereof conducted its business or operated such property in violation of CERCLA and RCRA or any other applicable federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters.

(c) Except as disclosed in the information in Schedule 4.9 concerning Company, no suit, action, claim, proceeding, nor investigation, review or inquiry by any court or federal, state, county, municipal or local governmental department, commission, board, bureau, agency or instrumentality, including, without limitation, any state or local health department (all of the foregoing collectively referred to as "Governmental Entity") concerning any such possible violations by Company is pending or, to the knowledge of Company, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. Company does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding. For purposes of this Section 4.9, the term "inquiry" includes, without limitation, all pending regulatory issues (whether before federal, state, local or inter-governmental regulatory authorities) concerning any regulated product, including, without limitation, any diagnostic drugs and products.

4.10 Information. Company has furnished and will continue to furnish Buyer all information and financial statements as Buyer may reasonably request.

4.11 Condition of Assets. The equipment, fixtures and other personal property of Company, taken as a whole, is in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of Company as is contemplated to be conducted.

4.12 No Breaches. To its knowledge, the making and performance of this Agreement and the other agreements contemplated hereby by Company will not (i) conflict with or violate the Articles of Incorporation or the Bylaws of Company; (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which Company is a party or by which Company or any of its respective assets, businesses, or operations may be bound or affected; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Company under, or create any rights of termination, cancellation or acceleration in any person under, any Company Contract.

4.13 Employees. None of the employees of Company is represented by any labor union or collective bargaining unit and, to the knowledge of Company, no discussions are taking place with respect to such representation.

4.14 Financial Statements. Company has furnished or will prior to SEC filing deadlines furnish Buyer Companys’ financial statements (the "Financial Statements") for the period from inception through any necessary SEC filing date. The Financial Statements, when submitted to Buyer for inclusion in the SEC filings, will have been prepared in accordance with Regulation S-X of the SEC by a PCAOB member firm and, in particular, Rules 1-02 and 3-05 promulgated thereunder.  The Financial Statements present fairly, in all respects, the consolidated financial position and results of operations of Company as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP").  Without limiting the generality of the foregoing, (i) there is no basis for any assertion against Company as of the date of the Financial Statements of any debt, liability or obligation of any nature not fully reflected or reserved against in the Financial Statements; and (ii) there are no assets of Company as of the date of the Financial Statements, the value of which is overstated in the Financial Statements. Except as disclosed in the Financial Statements, Company has no known contingent liabilities (including liabilities for Taxes), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business. Company is not a party to any contract or agreement for the forward purchase or sale of any foreign (including all laws, rules and regulations of Cyprus and any governmental subdivision thereof)  currency that is material to Company taken as a whole.

4.15 Absence of Certain Changes or Events.  Since the date of the last financial statement furnished to Buyer, there has not been:

(a) Any material adverse change in the financial condition, properties, assets, liabilities or business of Company;

(b) Any material damage, destruction or loss of any material properties of Company, whether or not covered by insurance;

(c) Any material change in the manner in which the business of Company has been conducted;

(d) Any material change in the treatment and protection of trade secrets or other confidential information of Company;

(e) Any material change in the business or contractual relationship of  Company with any customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of  Company;

(f) Any agreement by Company, whether written or oral, to do any of the foregoing; and

(g) Any occurrence not included in paragraphs (a) through (f) of this Section 4.16 which has resulted, or which Company has reason to believe, in its reasonable judgment, might be expected to result, in a material adverse change in the business or prospects of Company.

4.16 Governmental Licenses, Permits, Etc. To its knowledge, Company has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). The information in Schedule 4.16 concerning Company includes a list of all Licenses and Permits. All Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

4.17 Employee Agreements. (a) For purposes of this Agreement, the following definitions apply:

(1) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder or similar laws, rules and regulations in Cyprus.

(2) "Multi-employer Plan" means a plan, as defined in ERISA Section 3(37) or similar laws, rules and regulations in Cyprus, to which Company contributes or is required to contribute.

(3) "Employee Plan" means any pension, retirement, profit sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA other than a Multi-employer Plan or similar laws, rules and regulations in Cyprus to which Company contributes, sponsors, maintains or otherwise is bound to with regard to any benefits on behalf of the employees of Company.

(4) "Employee Pension Plan" means any Employee Plan for the provision of retirement income to employees or which results in the deferral of income by employees extending to the termination of covered employment or beyond as defined in Section 3(2) of ERISA or similar laws, rules and regulations in Cyprus.

(5) "Employee Welfare Plan" means any Employee Plan other than an Employee Pension Plan.

(6) "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees of Company, former employees, officers, directors or Sellers of Company any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

(b) The information in Schedule 4.17 concerning Company lists, all (1) employment agreements and collective bargaining agreements to which Company is a party; (2) compensation arrangements of Company with any officer, director or employee; (3) Employee Welfare Plans; (4) Employee Pension Plans; and (5) consulting agreements under which Company has or may have any monetary obligations to employees or consultants of Company or their beneficiaries or legal representatives or under which any such persons may have any rights. Company has previously made available to Buyer true and complete copies of all of the foregoing employment contracts, collective bargaining agreements, Employee Plans and Compensation Arrangements, including descriptions of any unwritten contracts, agreements, Compensation Arrangements or Employee Plans, as amended to date. In addition, with respect to any Employee Plan which continues after the Closing Date, Company has previously delivered or made available to Buyer (1) any related trust agreements, master trust agreements, annuity contracts or insurance contracts; (2) certified copies of all Board of Directors' resolutions adopting such plans and trust documents and amendments thereto; (3) current investment management agreements; (4) custodial agreements; (5) fiduciary liability insurance policies; (6) indemnification agreements; (7) the most recent determination letter (and underlying application thereof and correspondence and supplemental material related thereto) issued by the Internal Revenue Service with respect to the qualification of each Employee Plan under the provisions of Section 401(a) of the Code; (8) copies of all "advisory opinion letters," "private letter rulings," "no action letters," and any similar correspondence (and the underlying applications therefor and correspondence and supplemental material related thereto) that was issued by any governmental or quasigovernmental agency with respect to the last plan year; (9) Annual Reports (Form 5500 Series) and Schedules A and B thereto for the last plan year; (10) all actuarial reports prepared for the last plan year; (11) all certified Financial Statements for the last plan year; and (12) all current Summary Plan Descriptions, Summaries of Material Modifications and Summary Annual Reports. All documents delivered by Company to Buyer as photocopies faithfully reproduce the originals thereof, such originals are authentic and were, to the extent execution was required, duly executed.

(c) Except as otherwise disclosed in the information in Schedule 4.17 concerning Company:

(1) It is not a party to and has, in effect or to become effective after the date of this Agreement, any bonus, cash or deferred compensation, severance, medical, health or hospitalization, pension, profit sharing or thrift, retirement, stock option, employee stock ownership, life or group insurance, death benefit, welfare, incentive, vacation, sick leave, cafeteria, so-called "golden parachute" payment, disability or trust agreement or arrangement.

4.18 Brokers.  Company and Sellers have not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission, except as disclosed to the other party,  connection with the transactions contemplated by this Agreement.

4.19 Business Locations.  Company does not nor does it own or lease any real or personal property in any location except as set forth on the information in the Schedule 4.19 concerning Company. Company does not have a place of business (including, without limitation, Company’s executive offices or place where Company’s books and records are kept) except as otherwise set forth on the information in Schedule 4.19 concerning Company.

4.20 Intellectual Property.  The information in Schedule 4.20 concerning Company lists all of the Intellectual Property (as hereinafter defined) used by Company which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Intellectual Property" means all of Company's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights (including any registration and pending applications for any such registration for any of them), together with all the goodwill relating thereto and all other intellectual property of Company. Other than as disclosed in the information in Schedule 4.20 concerning Company, Company does not have any licenses granted by or to it or other agreements to which it is a party, relating in whole or in part to any Intellectual Property, whether owned by Company or otherwise. All of the patents, trademark registrations and copyrights listed in the information in Schedule 4.20 concerning Company that are owned by Company are valid and in full force and effect. To the knowledge of Company, it is not infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual Property. No proceedings have been instituted against or claims received by Company, nor to its knowledge are any proceedings threatened alleging any such violation, nor does Company know of any valid basis for any such proceeding or claim. To the knowledge of Company, there is no infringement or other adverse claims against any of the Intellectual Property owned or used by Company. To the knowledge of Company, its use of software does not violate or otherwise infringe the rights of any third party.

4.21 Warranties. The information in Schedule 4.21 concerning Company sets forth a true and complete list of the forms of all express warranties and guaranties made by Company to third parties with respect to any services rendered by Company.

4.22 Suppliers. Except as set forth in the information in Schedule 4.22 concerning Company, Company knows and has no reason to believe that, either as a result of the transactions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material supplier of Company will not continue to conduct business with Company after the Closing Date in substantially the same manner as it has conducted business prior thereto.

4.23 Accounts Receivable. The accounts receivable reflected on the balance sheets included in the Financial Statements, or thereafter acquired by Company, consists, in the aggregate in all material respects, of items which are collectible in the ordinary and usual course of business.

4.24 Governmental Approvals. To its knowledge, other than as set forth herein, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Company with, any governmental authority, federal, state or local, is required in connection with Company's execution, delivery and performance of this Agreement.

4.25 No Omissions or Untrue Statements.  None of the information relating to Company supplied or to be supplied in writing by it specifically for inclusion in SEC filings, at the respective times that the filings are made contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.26 Information concerning Company Complete.  Company shall promptly provide to Buyer notice concerning any of the information concerning Company furnished hereunder if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The information provided to Buyer concerning Company, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The information provided to Buyer concerning Company, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the information in furnished by Company following the date hereof shall not in any way affect Buyer’s right not to consummate the transactions contemplated hereby as set forth herein.

V.  REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers jointly and separately and to the Company as follows, with the knowledge and understanding that Company is relying materially on such representations and warranties:

5.1 Organization and Standing of Buyer.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, and has the corporate power to carry on its business as now conducted and to own its assets and in good standing under the laws of the state of Nevada. Buyer has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of Buyer, and all states in which Buyer is qualified to do business as of the date hereof, are listed in the information in Schedule 5.1 is not required to qualify to transact business as a foreign corporation in any state or other jurisdiction. The copies of the Articles of Incorporation and Bylaws of Buyer, delivered to Company, are true and complete copies of those documents as now in effect. Buyer does not own any capital stock in any other corporation, business trust or similar entity, and is not engaged in a partnership, joint venture or similar arrangement with any person or entity. The minute books of Buyer contain accurate records of all meetings of its incorporator and Board of Directors since its date of incorporation.

5.2 Buyer's Authority; Due Execution; No Breaches.  Buyer's Board of Directors has approved and adopted this Agreement and the Exchange. Due Execution.  This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Buyer in accordance herewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally. No Breaches.  To its knowledge, the making and performance of this Agreement (including, without limitation, the issuance of the Buyer Shares) by Buyer will not (i) conflict with the Articles of Incorporation or the Bylaws of Buyer ; (ii) violate any order, writ, injunction, or decree applicable to Buyer; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Buyer under, or create any rights of termination, cancellation or acceleration in any person under, any agreement, arrangement or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which Buyer  is a party or by which Buyer  or any of its assets may be bound.

5.3 Capitalization. The authorized capital stock of Buyer is as set forth in Schedule 5.3.  Except for the foregoing and for the shares to be issued under the terms of this Agreement or otherwise referred to in this Agreement, there are no agreements, commitments, obligations, options, warrants or similar rights, oral or written, known to Buyer or its affiliates under which additional shares of Buyer are required to be issued after the Closing.  All of the outstanding Buyer Common Stock is duly authorized, validly issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any person. The Share Consideration to be issued upon effectiveness of the Exchange, when issued in accordance with the terms of this Agreement shall be duly authorized, validly issued, fully paid and non-assessable.

5.4 Properties.  Except as set forth on the information in Schedule 5.4 concerning Buyer, Buyer has good title to all of the Assets which it purports to own as reflected on the balance sheet included in the Financial Statements (as hereinafter defined), or thereafter acquired. Buyer has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against Buyer, as the case may be, and, to the knowledge of Buyer, the other parties thereto in accordance with its terms. Neither Buyer nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the Assets of Buyer is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Buyer, any such condemnation, expropriation or taking been proposed. None of the assets of Buyer is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

5.5 Contracts Listed; No Default.  All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of Buyer (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of Buyer and except governmental licenses, permits, authorizations, approvals and other matters referred to in Section 5.17) are listed and described in the information in Schedule 5.5 concerning Buyer. Buyer is the holder of, or party to, all of the Buyer Contracts. To the knowledge of Buyer, the Buyer Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Neither Buyer nor any signatory thereto is in default or breach of any material provision of the Buyer Contracts. Buyer's operation of its business has been, is, and will, between the date hereof and the Closing Date, continue to be, consistent with the material terms and conditions of the Buyer Contracts.

5.6 Litigation.  Except as disclosed in the information in Schedule 5.6 concerning Buyer, there is no claim, action, proceeding or investigation pending or, to the knowledge of Buyer, threatened against or affecting Buyer before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of Buyer, could have any materially adverse effect on Buyer. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Buyer.

5.7 Taxes.  For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes or to any benefit plans.

Buyer has duly filed all Returns required by any law or regulation, domestic or foreign, to be filed by it, except for extensions duly obtained. All such Returns were, when filed, and to the knowledge of Buyer are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. Buyer has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

Buyer is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Buyer that has not been paid. There are no Tax liens upon the assets (other than the lien of property taxes not yet due and payable) of Buyer. There is no valid basis, to the knowledge of Buyer, except as set forth in Schedule 5.7, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Buyer by any governmental authority.

5.8 Compliance with Laws and Regulations.  To its knowledge, Buyer is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of Buyer is currently conducted or to which Buyer is currently subject which has a material impact on Buyer, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust and fair trade practice laws and the Federal Occupational Health and Safety Act and all similar Cypriot laws, rules and regulations. Buyer knows of no assertion by any party that Buyer is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by Buyer. To the knowledge of Buyer, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Buyer.

5.9 Compliance with Laws.  (a) To its knowledge, the business, operations, property and assets of Buyer (and, to the knowledge of Buyer, the business of any sub-tenant or licensee which is occupying or has occupied any space on any premises of Buyer and the activities of which could result in any material adverse liability to Buyer) (i) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations, including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (including the 1986 Amendments thereto and the Superfund Amendments and Reauthorization Act) ("CERCLA"), and the Resource Conservation and Recovery Act ("RCRA"), as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters whether US or Cypriot; and (ii) have been conducted and operated in a manner such that, to Buyer's knowledge, Buyer has foreseeable potential liabilities for environmental clean-up under CERCLA, RCRA.

(b) To its knowledge, no predecessor-in-title to any real property now or previously owned or operated by Buyer, nor any predecessor operator thereof conducted its business or operated such property in violation of CERCLA and RCRA or any other applicable federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters.

(c) Except as disclosed in the information in Schedule 5.9 concerning Buyer, no suit, action, claim, proceeding, nor investigation, review or inquiry by any court or federal, state, county, municipal or local governmental department, commission, board, bureau, agency or instrumentality, including, without limitation, any state or local health department (all of the foregoing collectively referred to as "Governmental Entity") concerning any such possible violations by Buyer is pending or, to the knowledge of Buyer, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. Buyer does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding. For purposes of this Section 5.9, the term "inquiry" includes, without limitation, all pending regulatory issues (whether before federal, state, local or inter-governmental regulatory authorities) concerning any regulated product, including, without limitation, any diagnostic drugs and products.

5.10 Information.  Buyer has furnished and will continue to furnish Buyer all information and financial statements as Buyer may reasonably request.

5.11 Condition of Assets.  The equipment, fixtures and other personal property of Buyer, taken as a whole, is in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of Buyer as is contemplated to be conducted.

5.12 No Breaches.  To its knowledge, the making and performance of this Agreement and the other agreements contemplated hereby by Buyer will not (i) conflict with or violate the Articles of Incorporation or the Bylaws of Buyer; (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which Buyer is a party or by which Buyer or any of its respective assets, businesses, or operations may be bound or affected; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Buyer under, or create any rights of termination, cancellation or acceleration in any person under, any Buyer Contract.

5.13 Employees.  None of the employees of Buyer is represented by any labor union or collective bargaining unit and, to the knowledge of Buyer, no discussions are taking place with respect to such representation.

5.14 Financial Statements.  The financial statements of Buyer (the "Financial Statements") are as set forth in Buyer’s SEC filings. The Financial Statements have been prepared in accordance with Regulation S-X of the SEC by a PCAOB member firm and, in particular, Rules 1-02 and 3-05 promulgated thereunder.  The Financial Statements present fairly, in all respects, the consolidated financial position and results of operations of Buyer as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP").  Without limiting the generality of the foregoing, (i) there is no basis for any assertion against Buyer as of the date of the Financial Statements of any debt, liability or obligation of any nature not fully reflected or reserved against in the Financial Statements; and (ii) there are no assets of Buyer as of the date of the Financial Statements, the value of which is overstated in the Financial Statements. Except as disclosed in the Financial Statements, Buyer has no known contingent liabilities (including liabilities for Taxes), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business. Buyer is not a party to any contract or agreement for the forward purchase or sale of any foreign currency that is material to Buyer taken as a whole.

5.15 Absence of Certain Changes or Events.  Since the date of the last Financial Statement filed with the SEC, there has not been:

(a) Any material adverse change in the financial condition, properties, assets, liabilities or business of Buyer;

(b) Any material damage, destruction or loss of any material properties of Buyer, whether or not covered by insurance;

(c) Any material change in the manner in which the business of Buyer has been conducted;

(d) Any material change in the treatment and protection of trade secrets or other confidential information of Buyer;

(e) Any material change in the business or contractual relationship of  Buyer with any customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of  Buyer;

(f) Any agreement by Buyer, whether written or oral, to do any of the foregoing; and

(g) Any occurrence not included in paragraphs (a) through (f) of this Section 5.16 which has resulted, or which Buyer has reason to believe, in its reasonable judgment, might be expected to result, in a material adverse change in the business or prospects of Buyer.

5.16 Governmental Licenses, Permits, Etc.  To its knowledge, Buyer has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). The information in Schedule 5.16 concerning Buyer includes a list of all Licenses and Permits. All Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

5.17 Employee Agreements.  (a) For purposes of this Agreement, the following definitions apply:

(1) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

(2) "Multi-employer Plan" means a plan, as defined in ERISA Section 3(37) to which Buyer contributes or is required to contribute.

(3) "Employee Plan" means any pension, retirement, profit sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA other than a Multi-employer Plan to which Buyer contributes, sponsors, maintains or otherwise is bound to with regard to any benefits on behalf of the employees of Buyer.

(4) "Employee Pension Plan" means any Employee Plan for the provision of retirement income to employees or which results in the deferral of income by employees extending to the termination of covered employment or beyond as defined in Section 3(2) of ERISA.

(5) "Employee Welfare Plan" means any Employee Plan other than an Employee Pension Plan.

(6) "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees of Buyer, former employees, officers, directors or Sellers of Buyer any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

(b) The information in Schedule 5.17 concerning Buyer lists, all (1) employment agreements and collective bargaining agreements to which Buyer is a party; (2) compensation arrangements of Buyer with any officer, director or employee; (3) Employee Welfare Plans; (4) Employee Pension Plans; and (5) consulting agreements under which Buyer has or may have any monetary obligations to employees or consultants of Buyer or their beneficiaries or legal representatives or under which any such persons may have any rights. Buyer has previously made available to Buyer true and complete copies of all of the foregoing employment contracts, collective bargaining agreements, Employee Plans and Compensation Arrangements, including descriptions of any unwritten contracts, agreements, Compensation Arrangements or Employee Plans, as amended to date. In addition, with respect to any Employee Plan which continues after the Closing Date, Buyer has previously delivered or made available to Buyer (1) any related trust agreements, master trust agreements, annuity contracts or insurance contracts; (2) certified copies of all Board of Directors' resolutions adopting such plans and trust documents and amendments thereto; (3) current investment management agreements; (4) custodial agreements; (5) fiduciary liability insurance policies; (6) indemnification agreements; (7) the most recent determination letter (and underlying application thereof and correspondence and supplemental material related thereto) issued by the Internal Revenue Service with respect to the qualification of each Employee Plan under the provisions of Section 401(a) of the Code; (8) copies of all "advisory opinion letters," "private letter rulings," "no action letters," and any similar correspondence (and the underlying applications therefor and correspondence and supplemental material related thereto) that was issued by any governmental or quasigovernmental agency with respect to the last plan year; (9) Annual Reports (Form 5500 Series) and Schedules A and B thereto for the last plan year; (10) all actuarial reports prepared for the last plan year; (11) all certified Financial Statements for the last plan year; and (12) all current Summary Plan Descriptions, Summaries of Material Modifications and Summary Annual Reports. All documents delivered by Buyer to Buyer as photocopies faithfully reproduce the originals thereof, such originals are authentic and were, to the extent execution was required, duly executed.

(c) Except as otherwise disclosed in the information in Schedule 5.17 concerning Buyer:

(1) It is not a party to and has, in effect or to become effective after the date of this Agreement, any bonus, cash or deferred compensation, severance, medical, health or hospitalization, pension, profit sharing or thrift, retirement, stock option, employee stock ownership, life or group insurance, death benefit, welfare, incentive, vacation, sick leave, cafeteria, so-called "golden parachute" payment, disability or trust agreement or arrangement.

5.18 Brokers.  Buyer has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission, except as disclosed to the other party,  connection with the transactions contemplated by this Agreement.

5.19 Business Locations.  Buyer does not nor does it own or lease any real or personal property in any location except as set forth on the information in the Schedule 5.19 concerning Buyer. Buyer does not have a place of business (including, without limitation, Buyer’s executive offices or place where Buyer’s books and records are kept) except as otherwise set forth on the information in Schedule 5.19 concerning Buyer.

5.20 Intellectual Property.  The information in Schedule 5.20 concerning Buyer lists all of the Intellectual Property (as hereinafter defined) used by Buyer which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Intellectual Property" means all of Buyer's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights (including any registration and pending applications for any such registration for any of them), together with all the goodwill relating thereto and all other intellectual property of Buyer. Other than as disclosed in the information in Schedule 5.20 concerning Buyer, Buyer does not have any licenses granted by or to it or other agreements to which it is a party, relating in whole or in part to any Intellectual Property, whether owned by Buyer or otherwise. All of the patents, trademark registrations and copyrights listed in the information in Schedule 5.20 concerning Buyer that are owned by Buyer are valid and in full force and effect. To the knowledge of Buyer, it is not infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual Property. No proceedings have been instituted against or claims received by Buyer, nor to its knowledge are any proceedings threatened alleging any such violation, nor does Buyer know of any valid basis for any such proceeding or claim. To the knowledge of Buyer, there is no infringement or other adverse claims against any of the Intellectual Property owned or used by Buyer. To the knowledge of Buyer, its use of software does not violate or otherwise infringe the rights of any third party.

5.21 Warranties.  The information in Schedule 5.21 concerning Buyer sets forth a true and complete list of the forms of all express warranties and guaranties made by Buyer to third parties with respect to any services rendered by Buyer.

5.22 Suppliers.  Except as set forth in the information in Schedule 5.22 concerning Buyer, Buyer knows and has no reason to believe that, either as a result of the transactions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material supplier of Buyer will not continue to conduct business with Buyer after the Closing Date in substantially the same manner as it has conducted business prior thereto.

5.23 Accounts Receivable.  The accounts receivable reflected on the balance sheets included in the Financial Statements, or thereafter acquired by Buyer, consists, in the aggregate in all material respects, of items which are collectible in the ordinary and usual course of business.

5.24 Governmental Approvals.  To its knowledge, other than as set forth herein, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Buyer with, any governmental authority, federal, state or local, is required in connection with Buyer's execution, delivery and performance of this Agreement.

5.25 No Omissions or Untrue Statements.  None of the information relating to Buyer set forth in SEC filings, at the respective times that the filings are made contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.26 Information concerning Buyer Complete.  Buyer shall promptly provide to Buyer notice concerning any of the information concerning Buyer furnished hereunder if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The information provided to Buyer concerning Buyer, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The information provided to Buyer concerning Buyer, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the information in furnished by Buyer following the date hereof shall not in any way affect Buyer’s right not to consummate the transactions contemplated hereby as set forth herein.

VI.  MISCELLANEOUS

6.1 Expenses. The parties will pay for all their own expenses and costs.

6.2 Survival of Representations, Warranties and Covenants.  All statements contained in this Agreement or in any certificate delivered by or on behalf of Company, Sellers of Company, all jointly and severally, or Buyer pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by Company or Buyer, as the case may be, hereunder. All representations, warranties and covenants made by Company and by Buyer in this Agreement, or pursuant hereto, shall survive through the Closing Date.

6.3 Nondisclosure.  Buyer will not at any time after the date of this Agreement, without Company' consent, divulge, furnish to or make accessible to anyone (other than to its representatives as part of its due diligence or corporate investigation) any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects (including, without limitation, customers or suppliers) ("Confidential Information") of Company.

Company will not at any time after the date of this Agreement, without Buyer's consent (except as may be required by law), use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation) with respect to Buyer. The undertakings set forth in the preceding two paragraphs of this Section 6.3 shall lapse if the Closing takes place as to Buyer and Company, but shall not lapse as to the officers and directors of Buyer, individually.

Any information, which (i) at or prior to the time of disclosure by either of Company or Buyer was generally available to the public through no breach of this covenant, (ii) was available to the public on a non-confidential basis prior to its disclosure by either of Company or Buyer or (iii) was made available to the public from a third party, provided that such third party did not obtain or disseminate such information in breach of any legal obligation to Company or Buyer, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto.

6.4 Succession and Assignments; Third Party Beneficiaries.  This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. Except as expressly set forth in this Section, there shall be no third party beneficiaries of this Agreement.

6.5 Notices.  All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be (i) sent by e-mail or fax, (ii) sent by the federal postal service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the addresses specified in writing by each party.

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by e-mail facsimile transmission, (ii) the fifth (5th) business day following the date deposited with the Postal Service, or (iii) twenty-four (24) hours after shipment by such courier service.

6.6 Construction.  This Agreement shall be construed and enforced in accordance with the internal laws of Nevada without giving effect to the principles of conflicts of law thereof.

6.7 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

6.8 No Implied Waiver; Remedies.  No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights, powers and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

6.9 Entire Agreement.  This Agreement, including the Exhibits and Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

6.10 Headings.  The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

6.11 Severability.  To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

6.12 Public Disclosure.  It is understood by Company that Buyer is required under the Exchange Act to make prompt disclosure of any material transaction.

VII.  CONDITIONS PRECEDENT TO THE OBLIGATION OF THE BUYER TO CLOSE AND TO EXCHANGE THE BUYER SHARES WITH THE SELLERS

The obligation hereunder of the Buyer to exchange the Buyer Shares and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below.  These conditions are for the Buyer’ sole benefit and may be waived by the Buyer at any time in their sole discretion.

7.1  Accuracy of the Company’s and Sellers’ Representations and Warranties.  Each of the representations and warranties of the Company and Sellers in this Agreement shall be true and correct in all material respects as of each Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

7.2  Performance by the Company and Sellers.  The Company and Sellers  shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and Sellers at or prior to each Closing Date.

7.3  No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.4  No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

7.5 Opinion of Counsel.  The Buyer shall have received an opinion of counsel to the Company, dated the date of each Closing, substantially in the form of Exhibit 7.5 hereto which among other things shall state that all of Company and Sellers representations and warranties about Company and Sellers are true and correct.

7.6  Company Shares.  At or prior to each Closing, the Sellers shall have delivered to the Buyer all of the Company Shares with all endorsements required under the laws of Cyprus for a legal, valid and binding transfer affixed thereto.

7.7  Secretary’s Certificate.  The Company shall have delivered to the Buyer a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Articles, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing this Agreement and any other documents required to be executed or delivered in connection therewith.

7.8  Officer’s Certificate.  On each Closing Date, the Company shall have delivered to the Buyer a certificate signed by an executive officer on behalf of the Company, dated as of each Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section VII as of each Closing Date.

7.9  Material Adverse Effect.  No Material Adverse Effect shall have occurred. For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company and the Sellers to perform any of its or their obligations under this Agreement in any material respect.

Transfer Agent Instructions.

7.10  Corporate Actions and SEC filings.  All actions necessary for the following changes of officers and directors of Buyer shall have occurred:

•	Dimitris Goulielmos new CEO and Director of PMLT

•	Panagiotis Drakopoulos new CFO (change from existing CEO)

•	The existing CFO of PMLT, Mr. Konstantinos Vassilopoulos will become the new Secretary.

•	The existing Secretary of PMLT, Mr. Panagiotis Tolis will resign.

•	The Board of Directors of Greenbase Ltd [Eleni Paphiti, Charalambos Angelides] will remain as it is and all other directors of Buyer will remain.

Dimitrios Goulielmos as incoming officer, director and 5% shareholders of Buyer will have obtained all SEC filing codes for Form 3 and Schedule 13D filings, all of such filings along with all other required SEC filings in connection with this transaction shall have been prepared, including Form 8-K for change in officers/directors and change of control.  All questionnaires requested by Counsel to Buyer to complete these forms shall be completed by the Sellers and returned to Counsel to Buyer to such Counsel’s satisfaction.

Buyer and Company agree that a Super 8-K filing shall be filed in connection with the closing of the transaction and Company and Sellers and the PCAOB auditor of Company shall furnish to Buyer and Buyer’s Counsel all documents, questionnaires, financial statements and other information requested by Buyer and Buyer’s counsel to prepare this Super 8-K filing.  Company at its expense shall also have Cyprus counsel prepare all sections of the Super 8-K filing concerning the laws of Cyprus as are required for inclusion in the Super 8-K as requested by Buyer and Buyer’s Counsel.

7.11  Closing Adjustments and Distributions.  Buyer, Company and Sellers agree that there shall be made such adjustments and distributions at Closing to effect the following intent of the parties:

a.  The Company’s revenues, expenses and profits of 2012 belong to the Company.

b.  The Company’s revenues, expenses and profits of 2013 for Q1 and after belong to Buyer.

7.12  Covenants not to Compete.  At closing, Dimitrios Goulielmos and Panagiotis Drakopoulos will execute agreements containing standard commercial terms for covenants not to compete providing that each cannot operate the same type of business that Company and Buyer are running with another business.

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Prime Estates & Developments, Inc., a Nevada corporation

By:  ____________________________
Panagiotis Drakopoulos, CEO

Greenbase Ltd, organized under the laws of Cyprus

By:  ____________________________

_____________, Director

Sellers of Greenbase Ltd.

_____________________________________
Dimitrios Goulielmos 1980 common shares

_____________________________________
Evangelia Theocharidou 20 common shares

Schedule 4.5

GreenBase ltd. list of agreements:

1.	NDA between GreenBase ltd. and Prime Estates & Developments Inc.

Agreements in which sales of goods and services are provided by Greenbase ltd.

1.	Greenbase ltd. & Elmos trading limited. Agreement Description: Sales of goods trading agreement. January, 10 2013.

2.	GreenBase ltd. & Notescape ltd. Agreement Description: Sales of goods and services trading agreement. December, 20 2008.

3.	GreenBase ltd. & International Legal Services Agreement Description: Sales of services trading agreement May, 6 2008.

4.	GreenBase ltd. & Spot Technology Telecommunications and Trade Limited Agreement Description: Sales of goods and services trading agreement Nov, 18 2010.

5.	GreenBase ltd. & Sprider Stores SA Agreement Description: Sales of services trading agreement June, 6 2011.

Agreement in which services are provided to Greenbase ltd

1.	GreenBase ltd. & Golden Link Business Limited Agreement Description: Sales of services trading agreement December, 18 2012.

Schedule 5.3

(a)
Buyer is authorized to issue 200,000,000 shares of common stock with $.001 par value per share and 100,000,000 shares of preferred stock with $.001 par value per share.  25,305,532 shares of common stock and 0 shares of preferred stock are outstanding as of the date of execution of this Agreement.

(b)	Buyer has the obligation to issue 240,000 options of common stock to its director Konstantinos Vassilopoulos as further set forth in Buyer’s Form 8-K filed with the SEC on 01/09/2013

For the remainder of the schedules required in Section 5, see the Buyer’s filings with the SEC.